UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMVERSE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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This Amendment No. 1 to Schedule 14A amends Comverse, Inc.’s definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on May 28, 2013, solely by replacing the first sentence of the second paragraph under the section entitled “Stockholder Proposals for Inclusion in 2014 Proxy Statement” on page 62 with the following:

Also, under our Bylaws, for any director nominations or other proposals intended to be presented at the 2014 annual meeting of stockholders, we must receive notice of such nominations or other proposals from stockholders at our principal executive offices no earlier than March 14, 2014 but no later than April 13, 2014.